Exhibit 99.1

Contact:

Primo Water Corporation

Mark Castaneda, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces Second Quarter Financial Results

Raises Full Year Outlook for Fiscal 2017

WINSTON-SALEM, N.C., August 8, 2017 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Business Highlights:

●	Net sales more than doubled to a record $74.8 million

●	Refill net sales increased over 550% to $44.2 million

●	US Exchange same-store unit sales increased 6.2%, the 21st consecutive quarter exceeding 6%

●	Dispenser sales increased 24% to a record $12.5 million

●	Record sell-thru of dispenser units of 169,000

(All comparisons above are with respect to the second quarter ended June 30, 2016)

“We are pleased with our second quarter results, which were at the top end of our guidance," commented Matt Sheehan, Primo Water's Chief Executive Officer. "We continue to execute our growth and integration plans and our acquisition synergies are ahead of our original estimates. As result of these strong year-to-date results and outlook for remainder of the year, we are raising our full-year outlook and our estimated total Glacier acquisition synergy savings.”

Second Quarter Results

Total net sales more than doubled to $74.8 million from $34.4 million in the prior year quarter, with growth in all segments of Refill, Exchange and Dispensers. Refill net sales increased over six-fold to $44.2 million from $6.7 million in the prior year quarter. The increase in Refill net sales was primarily due to the inclusion of Glacier, which was acquired in December 2016. Exchange net sales increased 3.4% to $18.1 million from $17.5 million in the prior year quarter, driven by a 6.2% increase in U.S. same-store unit sales. This is the 21st consecutive quarter of same-store unit growth exceeding 6%. Dispenser segment net sales increased 24% to $12.5 million from $10.1 million in the prior year quarter, due in part to the timing of shipments as well as strong sell-thru, which was a record 169,000 units in the second quarter.

Gross margin percentage was 27.7%, compared to 30.3% in the prior year quarter. The change in gross margin percentage is primarily due to the Glacier acquisition as well as an increase in lower margin dispenser sales. Selling, general and administrative expenses were $8.2 million compared to $4.8 million in the prior year quarter. The increase is primarily the result of the Glacier acquisition. As a percentage of net sales, SG&A decreased to 11.0% from 13.9% in the prior year quarter.

Non-recurring costs and acquisition-related costs included a $0.9 million charge related to the settlement of the remaining litigation related to the Company’s Exchange distribution transition. Additionally, there were $2.1 million in costs related to the Glacier acquisition. These costs were in excess of the Company’s, as it accelerated certain synergy initiatives. As a result, the Company now believes that its total synergy savings will be $7.0 million to $8.0 million by 2019, which is an increase from the original estimate of $6.0 million to $7.0 million.

U.S. GAAP net loss from continuing operations was $(2.5) million, or $(0.07) per diluted share compared to income from continuing operations of $2.3 million, or $0.08 per diluted share, in the prior year quarter, primarily due to an increase in interest expense, depreciation and amortization expense, and non-recurring and acquisition-related costs. Adjusted net income from continuing operations was $2.0 million or $0.06 per diluted share compared to adjusted net income of $3.2 million, or $0.11 per diluted share, in the prior year quarter.

Adjusted EBITDA increased 127% to $14.0 million from $6.2 million in the prior year quarter, driven by the increase in net sales.

2017 Outlook Raised and Q3 Outlook

The Company is raising guidance for the full year of 2017 and now expects net sales in the range of $283.5 million to $287.5 million, an increase from $282.0 million to $287.0 million. The Company now expects Adjusted EBITDA in the range of $54.0 million to $55.5 million, as compared to its earlier estimate of $53.0 million and $55.0 million.

For the third quarter of 2017, the Company expects net sales of $76.3 million to $79.3 million and Adjusted EBITDA of $16.7 million to $17.7 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, August 8, 2017. Participants from the Company will be Matt Sheehan, President and Chief Executive Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through August 22, 2017. In addition, for the live broadcast listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is North America’s leading single source provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and those related to the Company’s growth and integration plans and its realization of acquisition related synergies. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, dependence on key management information systems, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, general economic conditions, the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business, difficulties with the successful integration and realization of the anticipated benefits and synergies from the Glacier Water acquisition, including incorporation of internal controls and critical information technology systems such as management information systems and related tools, failure to manage our expanded operations following the Glacier Water acquisition, the incurrence of costs related to the Glacier Water acquisition, changes to the Company’s board of directors and management in connection with the Glacier Water acquisition, the impact of the loss or non-retention of certain key personnel after the Glacier Water acquisition, the termination or renegotiation of agreements with customers, suppliers and other business partners in connection with the Glacier Water acquisition, the possibility that the Company’s financial results following the Glacier Water acquisition may differ materially from the unaudited pro forma financial statements that were previously made available, the restrictions imposed upon our business as a result the restrictive covenants contained in our credit agreements, the possibility that we may fail to generate sufficient cash flow to service our debt obligations, and the negative effects that global capital and credit market issues may have on our liquidity, the costs of our borrowing and our operations of our suppliers, bottlers, distributors and customers as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 16, 2017 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as (loss) income from continuing operations before depreciation and amortization; interest expense, net; provision for income taxes; non-cash change in fair value of warrant liability; non-cash stock-based compensation expense; non-recurring and acquisition-related costs; and (gain) loss on disposal and impairment of property and equipment and other.

Adjusted net income from continuing operations is defined as (loss) income from continuing operations less the provision for income taxes, change in fair value of the warrant liability, non-cash stock-based compensation expense, non-recurring and acquisition-related costs, and (gain) loss on disposal and impairment of property and equipment.

The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net sales	$74,817	$34,385	$135,554	$66,681
Operating costs and expenses:
Cost of sales	54,079	23,968	96,892	46,915
Selling, general and administrative expenses	8,219	4,778	18,764	9,807
Non-recurring and acquisition-related costs	2,977	232	7,425	438
Depreciation and amortization	6,820	2,421	13,211	4,829
(Gain) loss on disposal and impairment of property and equipment	(11)	219	(18)	412
Total operating costs and expenses	72,084	31,618	136,274	62,401
Income (loss) from operations	2,733	2,767	(720)	4,280
Interest expense, net	5,022	489	10,024	959
Change in fair value of warrant liability	–	–	3,220	–
(Loss) income from continuing operations before income taxes	(2,289)	2,278	(13,964)	3,321
Provision for income taxes	186	–	373	–
(Loss) income from continuing operations	(2,475)	2,278	(14,337)	3,321
Loss from discontinued operations	–	(13)	–	(25)
Net (loss) income	$(2,475)	$2,265	$(14,337)	$3,296

Basic (loss) earnings per common share:
(Loss) income from continuing operations	$(0.07)	$0.08	$(0.44)	$0.12
Loss from discontinued operations	–	–	–	–
Net (loss) income	$(0.07)	$0.08	$(0.44)	$0.12

Diluted (loss) earnings per common share:
(Loss) income from continuing operations	$(0.07)	$0.08	$(0.44)	$0.11
Loss from discontinued operations	–	–	–	–
Net (loss) income	$(0.07)	$0.08	$(0.44)	$0.11

Weighted average shares used in computing (loss) earnings per share:
Basic	33,463	28,826	32,865	27,644
Diluted	33,463	30,101	32,865	29,656

Primo Water Corporation

Segment Information

(Unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Segment net sales
Refill	$44,163	$6,748	$80,528	$13,157
Exchange	18,121	17,533	34,866	33,502
Dispensers	12,533	10,104	20,160	20,022
Other
Total net sales	$74,817	$34,385	$135,554	$66,681

Segment income (loss) from operations
Refill	$11,497	$3,311	$20,206	$6,317
Exchange	5,381	5,404	10,533	10,128
Dispensers	1,108	785	1,686	1,483
Corporate	(5,467)	(3,861)	(12,527)	(7,969)
Non-recurring and acquisition-related costs	(2,977)	(232)	(7,425)	(438)
Depreciation and amortization	(6,820)	(2,421)	(13,211)	(4,829)
Gain (loss) on disposal and impairment of property and equipment	11	(219)	18	(412)
	$2,733	$2,767	$(720)	$4,280

Primo Water Corporation

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except par value data)

	June 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$4,502	$15,586
Accounts receivable, net	17,891	14,121
Inventories	7,487	6,182
Prepaid expenses and other current assets	3,396	3,086
Total current assets	33,276	38,975

Bottles, net	4,468	4,152
Property and equipment, net	104,499	100,331
Intangible assets, net	147,075	149,457
Goodwill	91,994	91,709
Investment in Glacier securities ($3,800 available-for-sale, at fair value)	6,429	6,408
Other assets	553	353
Total assets	$388,294	$391,385

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,440	$13,788
Accrued expenses and other current liabilities	14,661	16,922
Current portion of long-term debt and capital leases	4,008	2,183
Total current liabilities	40,109	32,893

Long-term debt and capital leases, net of current portion and debt issuance costs	270,620	270,264
Deferred tax liability, net	13,979	13,607
Warrant liability	–	8,180
Other long-term liabilities	2,051	2,069
Total liabilities	326,759	327,013

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 29,845 and 29,305 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	30	29
Additional paid-in capital	325,521	325,779
Common stock warrants	18,892	7,492
Accumulated deficit	(281,731)	(267,393)
Accumulated other comprehensive loss	(1,177)	(1,535)
Total stockholders’ equity	61,535	64,372
Total liabilities and stockholders’ equity	$388,294	$391,385

Primo Water Corporation

Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(14,337)	$3,296
Less: Loss from discontinued operations	–	(25)
(Loss) income from continuing operations	(14,337)	3,321
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	13,211	4,829
(Gain) loss on disposal and impairment of property and equipment	(18)	412
Stock-based compensation expense	3,678	1,046
Non-cash interest (income) expense	(34)	55
Change in fair value of warrant liability	3,220	–
Deferred income tax expense	373	–
Realized foreign currency exchange loss (gain) and other, net	112	(172)
Changes in operating assets and liabilities:
Accounts receivable	(3,845)	(4,708)
Inventories	(1,301)	(1,290)
Prepaid expenses and other assets	(587)	(337)
Accounts payable	7,686	5,305
Accrued expenses and other liabilities	(3,155)	(675)
Net cash provided by operating activities	5,003	7,786

Cash flows from investing activities:
Purchases of property and equipment	(9,089)	(5,423)
Purchases of bottles, net of disposals	(1,373)	(1,329)
Proceeds from the sale of property and equipment	27	8
Additions to intangible assets	(100)	(36)
Net cash used in investing activities	(10,535)	(6,780)

Cash flows from financing activities:
Borrowings under prior Revolving Credit Facility	–	20,900
Payments under prior Revolving Credit Facility	–	(20,900)
Borrowings under Revolving Credit Facility	1,000	–
Payments under Revolving Credit Facility	(1,000)	–
Term loan and capital lease payments	(2,012)	(143)
Stock option and employee stock purchase activity and other, net	(3,290)	(1,177)
Debt issuance costs and other	(249)	–
Net cash used in financing activities	(5,551)	(1,320)

Cash used in operating activities of discontinued operations	–	(52)

Effect of exchange rate changes on cash and cash equivalents	(1)	97
Net decrease in cash and cash equivalents	(11,084)	(269)
Cash and cash equivalents, beginning of year	15,586	1,826
Cash and cash equivalents, end of period	$4,502	$1,557

Primo Water Corporation

Non-GAAP EBITDA and Adjusted EBITDA Reconciliation

(Unaudited; in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

(Loss) income from continuing operations	$(2,475)	$2,278	$(14,337)	$3,321
Depreciation and amortization	6,820	2,421	13,211	4,829
Interest expense, net	5,022	489	10,024	959
Provision for income taxes	186	–	373	–
EBITDA	9,553	5,188	9,271	9,109
Change in fair value of warrant liability	–	–	3,220	–
Non-cash, stock-based compensation expense	1,342	486	3,678	1,046
Non-recurring and acquisition-related costs	2,977	232	7,425	438
Loss on disposal and impairment of property and equipment and other	92	257	149	491
Adjusted EBITDA	$13,964	$6,163	$23,743	$11,084

Primo Water Corporation

Adjusted Net (Loss) Income From Continuing Operations Reconciliation

(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

(Loss) income from continuing operations	$(2,475)	$2,278	$(14,337)	$3,321
Provision for income taxes	186	–	373	–
(Loss) income from continuing operations before income taxes	(2,289)	2,278	(13,964)	3,321
Change in fair value of warrant liability	–	–	3,220	–
Non-cash, stock-based compensation expense	1,342	486	3,678	1,046
Non-recurring and acquisition-related costs	2,977	232	7,425	438
(Gain) loss on disposal and impairment of property and equipment	(11)	219	(18)	412
Adjusted net income from continuing operations	$2,019	$3,215	$341	$5,217

Adjusted earnings from continuing operations per share:
Basic	$0.06	$0.11	$0.01	$0.19
Diluted	$0.06	$0.11	$0.01	$0.18

Weighted average shares used in computing earnings per share:
Basic	33,463	28,826	32,865	27,644
Diluted	33,463	30,101	32,865	29,656